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IWL COMMUNICATIONS, INC. ANNOUNCES A MERGER
WITH CAPROCK COMMUNICATIONS CORP.

     Houston, Texas, February 17 / PR Newswire / -- IWL Communications, Inc. ("IWL") (Nasdaq: IWLC) announced today it has entered into a definitive agreement to merge with Dallas-based CapRock Communications Corp. and CapRock Fiber Network, Ltd. (collectively "CapRock"). Under the agreement, CapRock's owners will receive 10,647,918 shares of stock in the combined company on a fully diluted basis, currently valued at approximately $106 Million based on IWL's closing stock price on February 13, 1998.

     CapRock's revenues increased over 100% in the year ended December 31, 1997 to approximately $48.5 million. By the closing of the merger, which is expected to occur in the second quarter of 1998, CapRock anticipates its monthly revenues, on an annualized basis, will equal $75 million while pre-tax profit margins are expected to be 11 percent. After the merger, the combined company will be known as CapRock Communications.

     "We believe that merging with CapRock will substantially accelerate IWL's competitive local exchange services strategy," stated Ignatius W. Leonards, chairman and CEO of IWL. "Their fiber network, switching and back office expertise will benefit our important oil and gas customers and will allow us to focus on technical areas where we are already strong. Both companies are committed to providing domestic and international long distance as well as competitive local exchange and internet services throughout the Southwest."

     "IWL and CapRock compliment each other well," commented Jere W. Thompson, Jr., president of CapRock. "IWL has strong engineering and telecommunications systems expertise, while CapRock has sales, fiber and networking strengths. International traffic is the fastest growing segment of our company, and IWL's international relationships have the potential to significantly boost our international traffic growth even further. Together we will build a dynamic regional telecommunications company designed for the 21st century."

     CapRock is a facilities-based provider of switched long-distance services to other carriers, residential and business customers throughout the Southwest, CapRock operates two switches in Dallas and plans to substantially increase its network infrastructure through the deployment of three additional switches in 1998. By the end of 1999, CapRock intends to substantially complete the deployment of a 1,600-route-mile fiber optic network. This fiber network includes an existing 260-route-mile fiber optic line along the Texas Gulf Coast and an expected 175 mile fiber line from San Antonio, Texas to the Mexican border at Laredo, Texas which will begin construction in April.

     IWL provides advanced telecommunications solutions to oil and gas industry in the Gulf of Mexico and the North Sea as well as to customers in remote, difficult to access areas around the world such as Siberia, Africa and the Amazon. IWL delivers comprehensive telecommunication services by utilizing a broad range of technologies, including fiber optics, satellites, microwave and two-way radio.

     The merger is expected to close in the second quarter of 1998 subject to IWL shareholder and regulatory and other approvals. The principal shareholders of each company who in the aggregate hold the majority of the outstanding common stock of each corporation, have agreed to vote in favor of the merger. The merger agreement was unanimously approved by the Board of Directors of each company. The merger will be structured to qualify as a tax-free reorganization and will be accounted for as a pooling of interests.

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     Upon completion of the merger, Mr. Thompson will become chairman and CEO of CapRock Communications with Mr. Leonards becoming president and vice chairman of the company.

     CERTAIN OF THE FOREGOING INFORMATION ARE FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF THE COMPANY, AND ARE SUBJECT TO A NUMBER OF RISKS AND OTHER FACTORS WHICH COULD CAUSE
THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. AMONG SUCH FACTORS ARE: INDUSTRY CONCENTRATION AND THE COMPANY'S DEPENDENCE ON MAJOR CUSTOMERS, COMPETITION, RISK ASSOCIATED WITH INTERNATIONAL OPERATIONS AND ENTRY INTO NEW MARKETS, GOVERNMENT REGULATION, VARIABILITY IN OPERATING RESULTS, GENERAL BUSINESS AND ECONOMIC CONDITIONS; CUSTOMER ACCEPTANCE OF AND DEMAND FOR THE COMPANY'S NEW PRODUCTS; THE COMPANY'S OVERALL ABILITY TO DESIGN, TEST, AND INTRODUCE NEW PRODUCTS ON A TIMELY BASIS, RELIANCE ON THIRD PARTIES AND OTHER TELECOMMUNICATION CARRIERS, THE COMPANY'S ABILITY TO MANAGE CHANGE, DEPENDENCE ON KEY PERSONNEL, DEPENDENCE ON INFORMATION SYSTEMS AND CHANGES IN TECHNOLOGY, AND POSSIBLE SERVICE INTERRUPTIONS.

CONTACT: KAREN L. BEUCHAW OF IWL COMMUNICATIONS, INC., (281) 482-0289 OR KBEUCHAW@IWL.NET

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